FIRST NIAGARA FINANCIAL GROUP, INC. RECEIVES REGULATORY
                 APPROVAL TO ACQUIRE FINGER LAKES BANCORP, INC.

Lockport, New York - December 18, 2002 - First Niagara Financial Group, Inc. (Nasdaq/NMS:FNFG), announced today that it has received OTS approval for the acquisition of Finger Lakes Bancorp, Inc. and its wholly owned subsidiary, Savings Bank of the Finger Lakes. The merger remains subject to the approval of the shareholders of Finger Lakes Bancorp, which has a special meeting of shareholders scheduled for December 30, 2002. It is anticipated that the transaction will be consummated in January 2003.

First Niagara Financial Group, Inc. through its wholly owned subsidiary First Niagara Bank has assets of $2.9 billion and deposits of $2.1 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 38 banking centers, a loan production office, several financial services subsidiaries, and 75 ATMs throughout Western and Central New York. First Niagara's range of products includes personal and business checking, savings, business loan and mortgage products, cash management services, investment alternatives, lease financing and trust services. The Company offers an expanded product line, which includes commercial and personal insurance, third party employee benefits administration and investment advisory services.

THIS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS, MAY LOSE VALUE AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENT AGENCY.

This news release contains certain forward-looking statements about the proposed merger of First Niagara Financial Group and Finger Lakes Bancorp, Inc. These statements include statements regarding the anticipated closing date of the transaction. Forward-looking statements can be identified by the fact that they include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, legislative and regulatory changes and other factors disclosed by First Niagara Financial Group and Finger Lakes Bancorp, Inc. in their periodic filings with the SEC. First Niagara Financial Group and Finger Lakes Bancorp, Inc. do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Press releases are being distributed by PRNewswire and can be found on the Internet, as well as appropriate trade media and financial disclosure circuits. News, analyst presentations and other information about the Corporation are available on the Internet at the Corporation's website, www.fnfg.com. For additional information about First Niagara Financial Group, Inc. please contact:



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Officer Contacts
William E. Swan..........  Chairman, President and CEO
Paul J. Kolkmeyer........  Executive Vice President, COO and CFO
Christopher J. Thome.....  Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity........  Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

Corporate Information
First Niagara Financial Group, Inc.              Transfer Agent and Registrar
6950 South Transit Road                          Mellon Investor Services, LLC
Post Office Box 514                              P.O. Box 3315
Lockport, New York 14095-0514                    South Hackensack, NJ 07606
Telephone (800) 201-6621                         Telephone (877) 785-9670
www.fnfg.com                                     www.melloninvestor.com
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